Exhibit 10.7

KEY EMPLOYEE BONUS PLAN

Summary

The Company provides an annual incentive bonus to those individuals who have been identified as Key Employees (“KEP’s”).  KEP participants are nominated by their respective executive officer based on the guidelines provided below.  The CEO has final authority over the list of each year’s participants and their level of participation based.  Furthermore, cash bonuses paid under the KEP Plan are subject to review by the Compensation Committee of the Board of Directors of the Company and all equity grants of any kind must be approved by the same committee.  Finally, the total bonus pool distributed under the KEP Plan is subject to the Company’s overall profitability.

There are two levels of participation in the KEP Plan:  KEP and MVP.  Participants at the KEP level will receive an annual cash incentive bonus.  Participants at the MVP level are eligible for a higher level of cash incentive bonus and equity grants most likely in the form of restricted stock.  Sales employees receiving any form of commissions are exempt from KEP nomination.

Guidelines for Nomination as a KEP

A nominee to participate in the KEP Plan will be a key influencer/leader in one or more of the following areas:

•                  The Company’s growth and/or profitability

•                  Employee engagement

•                  The employee effectively leads and motivates employees in his/her sphere of influence

•                  The experience of the customers – internal and external

•                  The employee’s actions and attitudes consistently create a positive experience for customers

A nominee to participate in the KEP Plan will also:

•                  Consistently live the Company’s Core Values;

•                  Perform consistently above and beyond their responsibilities; and

•                  Have a proven record of high performance.

Guidelines for Nomination as an MVP

A nominee to participate in the KEP Plan at the MVP level will:

•                  Qualify as a KEP participant whose influence in the areas above is consistently and significantly greater than most of his peers;

•                  Be in the top 2% of all employees (non-Sales; non-Executive)

•                  Consistently think “for the Company” rather than just for their functional area

•                  Consistently solve significant problems, knock down barriers, and is a “go to” person to get things done